Form C

Cover Page

Name of issuer:

CinemaDraft, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: NV

Date of organization: 3/15/2016

Physical address of issuer:

848 N. Rainbow Blvd.
Suite A7
Las Vegas NV 89107

Website of issuer:

http://cinemadraft.co

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

300,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $300,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$300,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

12/8/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$4,757.00	$0.00
Cash & Cash Equivalents:	$4,757.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$89,297.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($84,561.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

CinemaDraft, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Barbara Bickham	Chief Technology Officer	2016
Edwardo Jackson	CEO	2016
Edwardo Jackson	Founder	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Edwardo Jackson	1,000,000 Class A units	100.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> A well-funded competitor copying our game format, who uses those funds to aggressively acquire developers and market share to compete against us. Not seen as likely in the current environment.
>
> As a pre-revenue startup needing to aggregate a community of players before being able to sufficiently monetize the business, we need to acquire enough funding to sustain and expand operations until critical mass is achieved.
>
> Although our business is not seasonal, there are predictably seasonal affects on the movie box office that will, in turn, affect our future income, due to the increase or wane of moviegoer interest. More specifically, summer months of May through August and winter holiday months of November and December have seen an historical surge at the box office and North American moviegoing affinity than in other months.

Government changes to the current regulations regarding online social gaming, online real money gaming, or Daily Fantasy Sports (DFS) could impact our operations and profitability. Currently, there are several state-by-state initiatives to regulate DFS in a manner to provide safeguards for players and tax revenue for the state for real money gaming. In our current state, CinemaDraft is free-to-play online social gaming, yet plans to look into expansion into real money gaming once the United States legal DFS landscape has settled in a few years.

As a non-public startup company, there may be little or no market to dispose of any position you hold in our company should you want to sell your interests in the Company prior to any future Company buyback, sale or public offering. We guarantee our filings prepared by our CPAs so that if our CPAs commit an error, any refunds could impair our cash-flows.

Two of our primary revenue streams will depend on marketing partnerships and advertising with other companies, with the majority of companies existing in the entertainment industry. External and internal factors such as North American economic conditions, moviegoer trends/attendance, and entertainment talent or production strikes may adversely affect entertainment companies' ad budgets.

Our Chief Technology Officer is Barbara Bickham. She is currently serving as a fractional CTO, with the expectation that she will be our full-time CTO upon funding of the company.

As a solo founder, Edwardo Jackson bears the sole responsibility for the existence of the company. In the case of physical or mental incapacity, the ability of the company to move forward would be in question.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$300,000**

Use of Proceeds:
Employee wages + benefits, including game development: 71%
Marketing & Prize Pool: 12%
Operations: 17%
(3 months runway)

If we raise: **$500,000**

Use of Proceeds:
Employee wages + benefits, including game development: 71%
Marketing & Prize Pool: 12%
Operations: 17%
(6 months runway)

If we raise: **$750,000**

Use of Proceeds: Employee wages + benefits, including game development: 71%
Marketing & Prize Pool: 12%
Operations: 17%
(8 months runway)

If we raise: **$850,000**

Use of Proceeds: Employee wages + benefits, including game development: 71%
Marketing & Prize Pool: 12%
Operations: 17%
(9 months runway)

If we raise: **$1,000,000**

Use of Proceeds: Employee wages + benefits, including game development: 71%
Marketing & Prize Pool: 12%
Operations: 17%

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this

Form C and the Company's Wefunder Portal Profile.

6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the amount invested by the Investor divided by the result of (a) the price of **Units** issued to new Investors multiplied by (b) the **discount rate** (80%) , or

- (ii) if the valuation for the company is more than **$5.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Execution. Investors will execute transaction documents in order to receive Units at the time of an applicable equity offering.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- All SAFE holders would receive Class A Units equal to the price paid in the liquidity event multiplied by the discount rate.

Investors get paid back their purchase price before any distributions to members.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs.. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Units**, and the value received by Investors was less than the value of the units they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: Non-voting until converts to equity.
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights.

The SAFE may be amended upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Preferred Stock (list each class in order of preference):			
Profit Units	100,000	71,000	No
Common Stock			Choose
Other			
Class A Units	1,001,441	1,001,441	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Profit Units are non-voting but participate in distributions above their threshold value (or $0.10 per unit).

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;

- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Accion Nevada, $12,600 owed, 10.5%, October 5, 2020
- originated 3/9/17, $110.88 in interest accrued as of 5/3/17.

$50K Convertible Note was issued April 19, 2016, matured April 19, 2017. It had a 4% interest rate and converted to equity with a 20% discount. Payable upon demand, and will be paid through future profit or convert to equity upon an equity financing event.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
4/2016	Section 4(a)(2)	Convertible Note	$50,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

$80,500 in personal credit cards from Claudette Jackson (which included the $3,500 related party loan in financial statements), and $51,500 in personal credit card/$12,000 in loans issued to Edwardo Jackson. There's no maturity date, and loans will be forgiven by the Edwardo and Claudette if the company is not able to pay back. Edwardo Jackson is the founder and CEO of the company, and Claudette Jackson is his mother.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- ☑ Yes
- ☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Company Overview.

CinemaDraft is a social gaming company designed to increase engagement for the movie industry through the use of Daily Fantasy Sports-style online games. Through the use of free-to-play games, upon scale, we will leverage our entertainment-based audience to generate revenue through ticket brokering, advertising, marketing partnerships, and freemium services for desktop and mobile devices.

Revenue.

Currently, CinemaDraft is pre-revenue as we build our player base for sufficient future monetization. Our projected revenue streams are below.

Ticket Brokering: Partnering with Fandango and startup ticket broker DealTickets as an affiliate to facilitate player movie ticket purchases in-app.

Sponsorship: Selling contest sponsorships to advertisers. This will be an attractive audience for movie studios and entertainment properties once CinemaDraft has scaled up. An administrative fee will be added onto the amount of the sponsored prize pool. The potential for studios to pay to have their movies included in the limited Talent Pool of available releases exists as well. Movies are already advertising on DFS sites, such as DraftKings' The Great Wall promotion.

Premium Mobile Experience: At a later stage post-MVP, CinemaDraft may choose to restrict several of the mobile features that are allowed on desktop. As 39% of fantasy sports players primarily use a mobile device to play, moving to a premium mobile monthly subscription service after solidifying the entertainment value of the game, would be an effective, recurring revenue stream.

Backstage Pass: A loyalty club subscription service, in which a premium mobile experience, additional members-only tournaments, plus value-added services and deals from marketing partners would be exchanged for a monthly fee.

Press Junket: A unique, premier opt-in marketing opportunity. Players opt-in for advertiser (re: movie studio) marketing delivered via email. For opting-in, players receive a monthly cash bonus for their participation with CinemaDraft marketing partners.

On the other end, CinemaDraft charges the cost of the bonus - plus a broker fee - in providing advertisers with a highly desirable, warm audience willing to receive their marketing. As daily fantasy gaming has already statistically proven more interest and engagement with its gamified subjects, movie marketers will pay a premium to reach their target market in a more efficient manner than it has been doing. Mandatory minimums for gameplay on the site will be required of the player in order to stay eligible for the program, ensuring a baseline of consistency in the CinemaDraft player pool.

Example: A large advertising firm representing the specialty film divisions of major studios wishes to reach CinemaDraft's highly sought-after player, one who goes to the movies more than the average American, perhaps 2-3 times a month. For giving them access to its opt-in list, CinemaDraft charges $40 per player per month. To reward the player for opting in, CinemaDraft pays the player $20 per month to stay on the list and keep playing on CinemaDraft.

This model can also be applied to opt-in for studio market research, which typically costs a studio $1M a film.

Paid Contests: Players paying into their own prize pools, a la DraftKings and traditional DFS sites. At present a legally in-flux revenue stream, but also potentially the most lucrative. Embarking upon this path would require a great deal of oversight, regulation, and, in some states, licensure in order to operate business. For the immediate future, CinemaDraft will be a free-to-play site until these considerations for this revenue stream have been settled.

Milestones.

We originally founded our business in March 2016 to develop the mobile-responsive web application/site for the CinemaDraft game. As we have grown and evolved since that time, we had the following key milestones in the development of our business:

- **September 29, 2016: Conducted first private beta games on the site.**
- **October 26, 2016: Exited private beta**
- **March 2, 2017: Mobile launch, with the ability to fully play the game via a mobile device.**

General Expected Trends.

As an early-stage company, we have experienced losses thus far in our operating history as we are pre-revenue while building a player base large enough to be sufficient for monetization. Trends we have noticed include:

- Average weekly increase in players of 15.04%.
- Average weekly increase in contest entries of 1.17%

We expect to continue to grow our business through the use of more resources for development, advertising, and marketing partnerships. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past year, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

- minor seasonal trends in the moviegoing industry (slowdowns in non-summer/winter months)

Liquidity. The following table summarizes our [cash and cash equivalents, accounts receivable, net working capital and cash flows] for the periods indicated:

(full financial statement supplied to WeFunder via separate document)

CINEMADRAFT, LLC
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2016

Net Income (Loss) For The Period $(84,561)

Cash Flows From Operating Activities
Change in Accounts Receivable 34,275

Cash Flows From Financing Activities
Change in Contributed Capital 20
Loan from Related Party 3,500
Sale of Notes 51,422

Net Cash Flows From Financing Activities 54,942

Cash at Beginning of Period -
Net Increase (Decrease) In Cash 4,657
Cash at End of Period $4,657

Our cash and cash equivalents at **12/31/2016** were held for working capital purposes.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company, capital to pursue hiring full-time development, sales, and marketing staff, in addition to engaging in marketing activities that are presently out of our financial reach. Although the proceeds of this offering are not necessary to the viability of our business, it will be integral to developing the game into a revenue generating site, attractive enough to retain and grow our player base as well as to effectively market to it. The proceeds of this offering will enable the business to continue to pursue its main activities and are necessary to our viability. Once we are able to achieve scale through increased marketing and advertising exposure, CinemaDraft will be able to effectively monetize our player base and become a revenue generating business.

As a pre-revenue startup, there have been no income streams of which to speak. After the initial $50,000 convertible note from our initial investor, the remainder of operations have been entirely financed through personal credit cards, lines, and loans by Claudette Jackson and Edwardo Jackson, respectively.

Capital Resources. We have financed our operations through a convertible note of $50,000 from private UK-based investor Jacqueline Phillips, $80,500 in personal credit cards from Claudette Jackson, and $51,500 in personal credit card/$12,000 in loans issued to Edwardo Jackson.

Currently, we are aggressively pursuing investors, venture capital, accelerators/incubators, and equity crowdfunding in order to further finance forward-looking operations. As a pre-revenue startup that needs additional outside capital or investment in order to operate while we build up a player base large enough to monetize, we will not be able to fund operations without outside resources at this point.

Historical Results of Operations. As a pre-revenue startup just a year old, the bulk of our operations were spend in the development of a Minimum Viable Product (MVP), player recruitment, and content creation for marketing & community building purposes, which includes entertainment and instructional videos, podcasts, and a groupchat forum.

We anticipate the continued explosive growth & investment in daily fantasy sports. With over $100M invested between DraftKings & FanDuel alone in 2014 with growth projected to a $14.5 billion industry by 2020, DFS has taken the American imagination by storm. By tapping into a similar, well-proven gaming model, CinemaDraft seeks to DFS-ize another favored American pastime: movies.

By offering a free-to-play game, CinemaDraft is instantly legal and available in all US states and territories, separating it from a few state skirmishes DFS finds itself involved in now. A free game also eliminates the barrier to entry as well as the unnecessary stigma of "gambling" that follows skill-based games such as DFS and online poker, enabling an easier path to growth than paid contests. Also, while fantasy gaming attention is focused exclusively on sports, no one to our knowledge is attempting to gamify movie box office returns in this particular way.

Market opportunities in the large, robust movie industry abound. According to the Motion Picture of America Association (MPAA) Theatrical Marketing Statistics, 1.27 billion movie tickets were sold in the United States and Canada during 2014 for a total of $10.4 billion USD. However, that revenue was down 5% despite inflation, while admissions were down 6%. Since 2005, admissions in 2014 are down 8% in comparison, and down an average of 2% a year over that 10 year span.

While many factors are sure to blame, from content, ticket price, home entertainment improvements, and more, what the movie industry could use is a shot of engagement. DFS has proven to spur even more engagement among both sports fans and non-sports fans.

America is already comfortable with fantasy gaming with an estimated 57.4M North American fantasy sports users (think fantasy football leagues). The Fantasy Sports Trade Association (FSTA) reports that DFS players enjoy 40% more sports content after becoming players.

The nascent Daily Fantasy Movies (DFM) market proves ripe for a player profile makeover from the traditional DFS player by attracting women and non-white movie fans alike. Although traditional DFS players are 98% male and 91.6% white (Eilers Research), the frequent moviegoing populace is 52% female and only 56% white. Only 1.5M people played daily fantasy sports in 2014 while 229.7M people went to the cinema at least once (68% of the population) during the same year. Additionally, 34% of overall fantasy sports players are women, showing their appreciation for fantasy gaming concepts yet an ongoing marketing disconnect in attracting them to the daily game. If 52% of the moviegoing population are women (119.4M) and 34% of fantasy sports players are women (19.7M), even if there were 100% overlap between these two cohorts, there is still a 99M underserved market opportunity, or, at the very least, a 13M female moviegoing, fantasy sports player market waiting to be tapped in a meaningful way.

This is a huge, untapped gaming market opportunity that caters to Mr. Jackson's career strengths: engaging women, particularly women of color, through entertainment. While current daily fantasy enthusiasts will most certainly find CinemaDraft to be another recreational avenue for gaming, the addition of a previously unaccessed player profile will only add to the interest and profitability of the daily fantasy industry.

Cash in Hand, Burn Rate, and Short/Mid Term Expenses.

As of April 2017, we have $11,071 cash in hand, our monthly burn rate is $16,850. With $23,068 in remaining personal credit card limits, which have been used primarily to fund the business after the exhaustion of the $50,000 from our initial convertible note, we will have to discontinue operations should additional sources of funding fail to present themselves. In addition to actively pursuing investment capital, we are also working with a business credit building program in order to obtain more capital.

Our ongoing monthly short/mid term expenses are as follows:
Marketing: $2233
IT Services: $128
Debt Service: $1943
Operations: $150
Wages: $10,750
- Edwardo Jackson: CEO/Founder (full-time) $7,000
- Barbara Bickham: CTO (part-time) $3,750

Historical Results of Operations.

CinemaDraft is a pre-revenue startup without any revenue of which to speak. Much like other free-to-play, online social gaming platforms, monetization will come after a large scale community has been assembled. The focus of its first year was completing an attractive, easy-to-use Minimum Viable Product in order to attract funding to acquire the resources necessary to build out the product into a revenue-generating site. Our net income loss for 2016, our inaugural year, is $84,561. We expect these trends to reverse in the current fiscal year and in the coming few fiscal years, due to the acquisition of financial resources necessary to hire full-time personnel in development, marketing, and sales. Through continued, concentrated development of the site and game, professional marketing on a broad scale, and sales outreach to nurture advertising relationships, we expect our revenue to grow at increasing rates.As CinemaDraft makes the transition from MVP towards fully function site and company, the hiring of a small but gifted team, primarily working remote, to update and improve the gaming site will garner more traffic through community building, concerted marketing efforts, and advertising partnerships. Against the backdrop of a crowded filmed entertainment landscape, CinemaDraft is poised to take advantage of content producers' desire to reach and cultivate audiences through multi-platform and nontraditional marketing means. Seeing how 1.27B North American movie tickets were sold in 2014 for $10.4B - down 5% year-over-year - to 68% of the population (229.7M), the movie industry is a large, mature market stable enough around which to build an engagement vehicle like CinemaDraft. We anticipate the public's appetite for entertainment and engaging deeper with the movie industry to create and continually improve revenue, before we diversify the gaming model into other genres like TV, music, and politics. With over $100M invested between DraftKings & FanDuel alone in 2014 with growth projected to a $14.5 billion industry by 2020, Daily Fantasy Sports (DFS) has taken the American imagination by storm. By tapping into a similar, well-proven gaming model, CinemaDraft seeks to DFS-ize another favored American pastime: movies.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://cinemadraft.co/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

INVEST IN CINEMADRAFT

Fantasy sports-style games for the movies

> *Fantasy sports meet movies: instead of picking athletes from teams, you're selecting actors from movies in current release. You earn points for your call sheet (lineup) by how those actors' movies perform at the North American box office, competing against others for cash prizes.*



Edwardo Jackson
CEO & FOUNDER, CINEMADRAFT

Future Equity (SAFE)

$5.5M valuation cap | **20%** discount

A SAFE gives you the right to future shares in CinemaDraft. If you invest, you're betting the company will be worth more than $5.5M in the future.

INVESTOR PERKS

$250+ WALK-ON: In addition to investing in the future of fantasy movies gaming, you will receive a $25 MovieTickets.com gift card!

$500+ DAYPLAYER: In addition to investing in the future of fantasy movies gaming, receive previous level's perks + an additional $25 MovieTickets.com gift card!

$1,000+ GUEST STAR: In addition to investing in the future of fantasy movies gaming, receive previous levels' perks + an official CinemaDraft t-shirt!

$5,000+ RECURRING: In addition to investing in the future of fantasy movies gaming, receive previous levels' perks + an official CinemaDraft flex-fit hat!

$10,000+ CO-STAR: In addition to investing in the future of fantasy movies gaming, receive previous levels' perks + an official CinemaDraft hoodie to help duck your paparazzi!

$25,000+ THE LEAD: In addition to investing in the future of fantasy movies gaming, receive previous levels' perks + a guest appearance on the CinemaDraft Podcast, immortalizing your star turn for posterity!

$50,000+ GLOBAL SUPERSTAR: In addition to investing in the future of fantasy movies gaming, receive previous levels' perks + dinner and a movie with a companion (up to $350 restaurant check) with founder Edwardo Jackson in your city!


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raised of $300K goal
$100 min
INVEST
by Wefunder Portal LLC

OUR AMBITION

We see ourselves as the DraftKings of Hollywood - the de facto choice for engagement and fantasy gaming for the movie industry.

KEY FACTS

- Exited private beta 10/26/16
- Free-to-play game with cash prizes
- Mobile responsive web app

DOCUMENTS

CinemaDraft_Quickstart_Guide.mp4
CinemaDraft_Pitch_Deck_C.pdf

cinemadraft.co from Las Vegas NV MOBILE ENTERTAINMENT SOFTWARE GAMES FILM

THE BUZZ ABOUT CINEMADRAFT

Very cool site for movie buffs and fantasy sports fans. The best of both worlds.

@DDCRochester
CinemaDraft player

Anyone who considers themselves movie buffs should be playing! It's fun and addicting and FREE!! Already won over $100!

Nick Ringwald
CinemaDraft player

We listen to all commentary of cinema. But, if you want inside info and the pulse of the box office check out @PlayCinemaDraft and join now!

DDCRochester
CinemaDraft Player

It really makes you want to learn more about the different movies and go see more movies.

Claudette
CinemaDraft player

You've created a monster.

Jay Devlin
podcast personality


CinemaDraft

Mostly Sports
March 25, 2017

Listen to Mostly Sports episodes free, on demand. MOSTLY SPORTS is a weekly radio show providing the true fans perspective but with the knowledge and expertise you??™ve come to expect. Whether we??™re covering the latest off-the-field disaster

"DRAFT" YOUR FAVORITE ACTORS AND ACTRESSES

Top performers win real cash prizes, so choose your actors wisely!


#DraftCate
CinemaDraft


#DraftChris
CinemaDraft


#DraftBrad
CinemaDraft

SEE WHAT THE GAME LOOKS LIKE

These are examples taken from the desktop application


CinemaDraft
Balance:
Back
Movie Detail
STORKS
Storks
Week 0
Storks deliver babies...or at least they used to. Now they deliver packages for a global internet retail giant. Junior, the company's top delivery stork, is about to be promoted when he accidentally activates the Baby Making Machine, producing an adorable and wholly unauthorized baby girl...
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TAKE A CLOSER LOOK AT OUR BUSINESS PLAN


PROBLEM
The Movie industry needs innovative ways to engage movie fans who have increasing content options vying for their attention.


SOLUTION
CinemaDraft provides a free-to-play, fantasy sports-style game for people who love the movies.


PRODUCT
CinemaDraft is a fantasy cinema game that tests movie lovers' box office knowledge while playing with friends.


$
REVENUE
icket Brokering
tnering with movie ticket
okers like Fandango as an
liate for in-app purchases
.6% of players buying
kets through site @ $0.15
average commission
Sponsorship
Contests will be sponsored by advertisers in the movie industry. Our current average sponsorship rate is $297.38 per contest prize pool.
Premium Mobile Experience
A monthly subscription fee for enhan
mobile service will be $3.99/month
Industry data shows 39% of fantas
sports players prefer playing by mob
device.
Backstage Pass (VIP Program)
nthly subscription with mobile access, VIP/marketing
ervices & private contests $6.99/month per player at
27% of Weekly Active Players Using Mobile
Press Junket (Opt-In Marketing Program)
Players opt-in to receive advertiser email marketin
and split marketing revenue with site.
Average revenue = 50% of $100.00/month per playe
15% of Weekly Active Players opting in

FOUNDER


CinemaDraft

Edwardo Jackson

CEO & Founder

Published author, professional actor, screenwriter, poker player and Marketing Executive

AND THE REST OF THE TEAM



Barbara Bickham

Chief Technology Officer

CTO/CSO (Internet of Things, Big Data, Mobile), Award Winning REST API Writer, Philanthropist, Entrepreneur

DETAILS

– COLLAPSE ALL

What's new about what you're making? How is it different?

The success of fantasy sports to engage fans has been proven out by DraftKings and FanDuel. That same kind of engagement has yet to be applied in a compelling way for the movie industry. By using a DFS-style game involving salary caps and actor valuations, we approximate the Daily Fantasy Sports experience for Hollywood.

How big is the market?

36.6M North American moviegoers who play fantasy sports

Who are your competitors? How are you different?

Fantasy Movie League. Although they are backed by fantasy sports professionals, their gameplay is focused on a movie value model more than an actor value model. We offer an easy-to-understand yet more strategically challenging model by focusing on actor salary values, which reward wide, limited, and platform release movies alike by release type. Our focus on actors creates more fan engagement, as do our constant updates throughout the weekend during the run of the game. In May 2017, Fantasy Movie League was acquired by cinema pre-show entertainment company National CineMedia.

What do you understand about your business that others don't get?

With a professional background as published author, screenwriter, actor, and poker player, CinemaDraft is the nexus of my skill set. As an avid DFS player, I stay current with trends in the industry and look to apply the best of them, where applicable, to our movie game. The "sweat" - the time during which a DFS game is running until the time it has ended - is an essential part of the fantasy sports playing experience. Even in our early MVP stage, we have planned for and placed greater emphasis on the sweat than our competitor has. Also, I am case in point for the power of fantasy gaming to increase engagement: Once never interested in NASCAR until DraftKings made a game for it, I am now an engaged, casual fan of the racing circuit. Additionally, I am dedicated to converting the female moviegoing populace (52% of admissions) to playing a fantasy sports-style movie game which has historically been dominated by men (66% in season-long fantasy; 98% in daily fantasy).

How will you make money?

Upon reaching critical mass, we will generate revenue through a mix of movie ticket brokering, contest sponsorship, premium subscription services, and player opt-in marketing partnerships.

What's your cash flow?

As of April 2017, we have $11,071 cash in hand, our monthly burn rate is $16,850. With $23,068 in remaining personal credit card limits, which have been used primarily to fund the business after the exhaustion of the $50,000 from our initial convertible note, we will have to discontinue operations should additional sources of funding fail to present themselves. In addition to actively pursuing investment capital, we are also working with a business credit building program in order to obtain more capital.

ASK A QUESTION

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RISKS SPECIFIC TO CINEMADRAFT

1. A well-funded competitor copying our game format, who uses those funds to aggressively acquire developers and market share to compete against us. Not seen as likely in the current environment.

2. As a pre-revenue startup needing to aggregate a community of players before being able to sufficiently monetize the business, we need to acquire enough funding to sustain and expand operations until critical mass is achieved.

3. Although our business is not seasonal, there are predictably seasonal affects on the movie box... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

CinemaDraft is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?

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Barbara Bickham

CTO / CSO / Special Council DPOUSA / Tech Advisor / Entrepreneur / Author / Philanthropist

BarbaraBickham.com • University of Chicago

Greater Los Angeles Area • 500+

Send InMail

I am a CTO with extensive experience in Technology, Monetization, Digital/Mobile and Entrepreneurship. My current areas of expertise are in Internet of Things, Augmented Reality and Artificial Intelligence. I bring the ability to bridg…

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Barbara's Activity

1,970 followers

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Cleaning out my LI email, here are emails received and deleted from
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Gearing up to speak about #blockchain in Paris next week.
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Thank you everyone on LinkedIn for your valued connections. I am now
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The Evolution of Philanthropy & the Fall of the Fundraising Pyramid
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How to Make a Great First Impression When Meeting With Investors
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Cybersecurity Startup Darktrace Doubles Down on Machine Learning
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Experience

CTO
BarbaraBickham.com
Apr 2016 – Present • 1 yr 3 mos
Greater Los Angeles Area

Fractional CTO for multiple tech start-ups around the world. Works with CEO on Technology Strategy, Business Strategy, and Fundraising.
Clients include:
- Cinemadraft.co (September 2016 - Present) - Daily Fantasy for Movies
- SignMyShirt.com (October 2016 - Present)
- Trvl Porter (January 2017 - Present) - Travel without Luggage
- Napalm Entertainment (January 2017 - Present) - Video Game Company
Past Clients:
- Shareshop (Nov 2016 - April 2017) - Crowdfunding Discovery
- JoinIN (July 2016 - September 2016) - Collaboration Platform
- Wran.gl (April 2016 - August 2016) - Help people make decisions

CTO
Pop Results
Feb 2017 – Present • 5 mos
Greater Los Angeles Area

Fractional CTO for multiple tech start-ups around the world.

Chief Strategy Officer, Special Council Member
DPOUSA
Jul 2016 – Present • 1 yr
Greater Los Angeles Area

Works with CEO to develop, communicate, execute, and sustain corporate strategic initiatives.

DPOUSA is a financial platform providing client companies the opportunity to have 24-hours-a-day, 365-days-a-year, visibility to an investor base of over 30,000 accredited investors and financial institutions. DPOUSA is a financial media company with decades of financial market experience merged with current technology. DPOUSA will be featured regularly in over 1200 news portals, including ABC, CBS, NBC, and FOX affiliates, the Boston Globe, the Mercury News, and the Star Tribune.

The DPOUSA Difference:
1. Investor Database of over 30,000
2. DPOUSA Featured in over 1200 news outlets
3. Decades of Financial Experience & Contacts
4. Flat Listing Fees - No Commissions
5. Access to Special Council of Advisors
6. Proven Formulas and Methodologies

DPOUSA Base:
Accredited Investors, Angel Investors, Asset Based Lenders, Attorneys, Broker Dealers, Business Brokers, Family Offices, Financial Advisors, Hedge Funds, Investment Banks, Merchant Banks, Pension Funds, Private Equity Groups, and Venture Capitalists.

Technical Advisor
Anywr
Nov 2016 – Present • 8 mos
Greater Los Angeles Area

Works with CEO to provide Technical Strategy and Advice.

Individual Contributor
Hyperloop Transportation Technologies Inc
Oct 2015 – Present • 1 yr 9 mos
Los Angeles, CA

- Strategic Software Resource to Business Development, Global Operations and IT; Evaluates Internal Software and recommends external software for company adoption
- Digital (VR/AR) Experience: Oversee the Digital Experience working with Marketing and REFLEKT GmbH

Education

University of Chicago
New Entrepreneur Program
2003

West Coast University
MS, Computer Science
1989 – 1991

University of California, Berkeley
BA, Computer Science
1984 – 1988

Volunteer Experience

Los Angeles Advisory Board
MIND Research Institute
Jun 2005 – Present • 12 yrs 1 mo
Education

Business Plan Screener; Company Mentor
Springboard Enterprises
Jan 2007 – Present • 10 yrs 6 mos
Economic Empowerment

Technical Mentor
Stubbs Alderton & Markiles, LLP
May 2016 – Present • 1 yr 2 mos
Science and Technology

Technical metor to precellerator companies that are incubated to Stubbs Alderton.

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Featured Skills & Endorsements

Strategic Partner... · 99
Endorsed by **Chuck Brooks and 9 others who are highly skilled at this**
Endorsed by **7 of Barbara's colleagues at DPOUSA**

Start-ups · 82
Endorsed by **Josef Holm and 13 others who are highly skilled at this**
Endorsed by **6 of Barbara's colleagues at DPOUSA**

Mobile Devices · 54
Endorsed by **Bill Sanders, who is highly skilled at this**
Endorsed by **5 of Barbara's colleagues at DPOUSA**

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Recommendations

Received (12) Given (13)

JOHN CUONG LE
Entrepreneur . Consultant . Investor
November 21, 2011, Barbara worked with JOHN CUONG in the same group

I got to know Barbara during the time I working was at Crescent Financial Partners. We collaborated on various business development and fundraising projects for Barbara's client companies. It was always a great pleasure and I saw it indeed as a privilege to work with some one at that level of intelligence, expertise and professionalism like Barbara. She was always on top of things that need to be done for the projects and get them done in the most efficient ways that one could have done. With her rich experience in the mobile telecommunication and technology, Barbara's insight was always critical for us to build the best business model possible for our 'tech' client companies. I would strongly recommend Barbara for any party without prior reservation and look forward to working with her in future consulting projects.



Cynthia Trevino
The Client Conversion Coach ♦ Small Business Marketing Speaker, Trainer
October 4, 2010, Cynthia worked with Barbara but at different companies

Barbara Bickham has been a networking colleague of mine since 2003. She always finds opportunities to boost the profile of entrepreneurs, her friends and her colleagues. Barbara will be an asset to Crescent, as she has been to the Forum for Women Entrepreneurs Los Angeles and many others in Southern California.

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Accomplishments

6 Certifications

Programming Mobile Applications for Android Handheld Systems • MongoDB for Node.js • Introduction to Finance • New Models of Business in Society • Gamification • Certified Scrum Master

5 Honors & Awards

Cool Vendor - Internet of Things (IoT) • 2008 Influencer: Entrepreneur Magazine • Company Award • Professional Development • Technical Skills

1 Publication

Author of Upcoming Book

Interests



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NOW PLAYING:
CinemaDraft



Edwardo Jackson

CEO & Founder at CinemaDraft, LLC

CinemaDraft, LLC • Morehouse College

Las Vegas, Nevada • 479

InMail

Currently CEO/Founder of daily fantasy movies gaming site CinemaDraft, bringing the excitement of the daily fantasy sports industry to Hollywood. Over 15 years on the forefront of developing strategies to engage and grow business...

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Edwardo's Articles & Activity

475 followers

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Digital Gold: The ABCs of Bitcoin
Edwardo Jackson on LinkedIn

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Road Trip Edition: Edwardo gives a quick review of interesting call sheets and
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Call Sheet: Learn how to pick your actors from movies in current release to win
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ITS ABOUT
TO GO DOWN

New to playing CinemaDraft? Watch our 2 minute quickstart guide, and other
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Experience

CEO & Founder
CinemaDraft, LLC
Mar 2016 – Present • 1 yr 4 mos
Las Vegas, Nevada Area

Creator of daily fantasy game CinemaDraft, which is like fantasy sports, but for movies. Orchestrates all day-to-day operations, marketing, promotion, and fundraising. Invite only beta launched October 2016, web-responsive mobile app beta launched March 2017.

Media (2)

cinemadraft-social-twitter-profile-picture-v2



CinemaDraft

Author
JCM Books
Mar 2006 – Present • 11 yrs 4 mos

NOVELS
I Do? (2006, JCM Books)
Neva Hafta (2002, Villard Books/Random House)
Ever After (2001, Villard Books/Random House)

SCREENPLAYS
K-O-P-S (2003, rewrite, Urban Entertainment); co-written with Gregory M.T. Colleton
Road to Freaknik (2000, in development, Fox Searchlight); co-written with Gregory M.T. Colleton
Boys Club (1999, optioned, Uncle Frank Productions)

TV
37th NAACP Image Awards (2006, Pre-Show writer, producer)
Street Gladiators (2002, creator, game show, producers attached)

SHORT STORIES
Lost Your Way to Heaven (Interpreting Ecclesiastes, Wipf and Stock, 2008)
Postcards from Hell (Truth Be Told anthology, Montage, 2006)
Broken Rules (Intimacy anthology, Plume, 2004)
And Then She Cried (Proverbs for the People anthology, Kensington, 2003)

Marketing Content & Community Manager
Pigeonly
Jun 2015 – Jul 2016 • 1 yr 2 mos
Las Vegas

Owned social media channels June 2015 - April 2016

Produced copy for marketing, promotions, and product for social, email, SMS, and Corrlinks (inmate email)

Produced retargeting copy for all media

Editor of company's product marketing magazine EVOLVE

Improved outbound calling scripts for customer service

Supervised & co-managed weekly assembly of photo gallery

Created, and deployed weekly newsletter via MailChimp & Constant Contact

Analyzed relevant performance statistics for KPIs

Owned social media and editorial calendar

Created and managed affiliate program
- averaged 185% of weekly goal for 16 week period

Created and managed inmate affiliate program, Corrlinks Direct

Managed and executed all manner of digital and social media marketing

Originated copy for most key marketing campaigns on all channels

Originated copy for most key artwork for marketing campaigns on all channels

Administrated and managed PrisonWives app
- increased membership by 300% over 13 month period to 2200+
- Negotiated and created legal documents for PrisonWives partnership with third party organization

Co-Founder/Chief Creative Officer
JCM Entertainment, LLC
Mar 2001 – Mar 2016 • 15 yrs 1 mo

publisher JCM Books, nightlife & entertainment production, event management, contract negotiation, talent outreach & retention, strategic planning, business development, social media management, creative writing

 Managed the daily marketing, promotional, advertising, social media, and financial agendas for the company
 Produced and executed 18 city, 21 day book tour for self-authored novel
 Created online fundraising campaigns which generated revenue and awareness for a range of clients
 Developed the largest social community (25K FB page) for 2009 Presidential Inauguration activities
 Collaborated with elected officials, vendors, technical production teams and content managers to create programs to engage and connect with the audience
 Created and executed the "Luv Lounge Concert Series" alternative book distribution system
 Produced live and on-demand webcasts for events, meetings and special occasions
 Increased client response by 15% through video email marketing strategies
 Performed market research and analysis to create the most relevant and innovative content
 Created and implemented strategies to identify, track, and target new markets and key demographics
 Handled all corporate finances, payroll, and bookkeeping
 Presented marketing strategies during executive level meetings and functions
 Designed HTML email marketing strategies for a variety of clients
 Maintained granular accounting and analytical data for promotional events
 Negotiated with talent agents and authorized performance contracts
 Hosted various functions and events as primary talent or emcee
 Consults on special events, conventions, and corporate promotions
Clients
 Catholic Charities National Urban League Howard University 2009 Presidential Inaugural Committee Department of Health and Human Services Congressional Black Caucus The Ronald Reagan International Trade Center BET The RLJ Companies Society of Human Resources Management American Red Cross

Social Media Director, Poker Room Manager, Sponsored Pro
Infiniti Interactive
May 2013 – Apr 2014 • 1 yr

Oversaw all daily social engagement initiatives of real money online poker site Infiniti Poker

Created and implemented new ideas and concepts, designed to increase overall awareness

Worked closely with Infiniti Poker CEO Michael Hajduk on general and specific strategy, payment processing, effectiveness of initiatives, and strategic planning

Tracked key social and digital media trends to identify opportunities for Infiniti Poker

Developed original content for Infiniti Poker's social media networks, as well as Two Plus Two poker forum

Created and maintained player-focused themes, promotions, and features for the site designed to enhance the player experience

Served as organization's external expert on social media at conferences, meetings, events and in media outlets

Represented Infiniti Poker at all live poker tournaments and poker media events

Produced copy, press releases, and official Infiniti Poker corporate communications to the public

Oversaw daily operations of Infiniti Poker real money gaming

Assisted with site security in the areas of collusion, multi-accounting, chip-dumping, and fraud prevention

Increased SEO and customer acquisition of Infiniti Poker via content, community building, and social media campaigns

Created and maintained various documents focused on future software/site development

Created and managed all social media marketing strategies to support Infiniti Poker's business goals

Major Accomplishments
 Created numerical theme to Infiniti Poker's site, from table to tournament names
 Originated forthcoming weekly tournament schedule
 Developed the Prestige Club Points player loyalty reward system
 Originated the player rewards/rakeback system of "Prestige Club Dollars"
 Executed two beta test campaigns and one real-money contest that increased site membership 9300%
 Created rake schedule as well as tournament and Sit-N-Go structures
 Envisioned the concept of "Loopers," players as brand ambassadors for the site

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Education

Morehouse College
Bachelor of Arts (B.A.), Drama & English, 3.48
Activities and Societies: Sigma Tau Delta English Honors Society, Honors Program

dual degree, cum laude

University of Phoenix-Southern California Campus
Master of Business Administration (MBA), Business Administration and Management, General, 3.49
2000 – 2002
Activities and Societies: Five Star Consulting group

MBA

DePaul University
Theatre/Theater

MFA Professional Actor Program

Featured Skills & Endorsements

Social Media · 14 — **Christopher Konopka and 13 connections** have given endorsements for this skill

Entertainment · 12 — **Christopher Konopka and 11 connections** have given endorsements for this skill

Strategic Planning · 9 — **El-Mahdi Holly-Haile and 8 connections** have given endorsements for this skill

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Accomplishments

1 **Language**
French

Interests

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